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                                                                   EXHIBIT 24.14


                                POWER OF ATTORNEY

                         Know all men by these presents:

               That I Walden Swanson, of Community Consulting Group Cooperative, Inc., 606 N. Greensboro, Suite D1, Carrboro, NC 27510 as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.

       IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of May, 2002.


/s/  WALDEN SWANSON
--------------------------
Signature


State of   NC        )
         -----------
                     )             SS:
County of  ORANGE    )
         -----------

     On this 7th day of May, 2002, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.